UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2018

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported by Ascent Capital Group, Inc. (“Ascent”) in its Current Report on Form 8-K filed on September 25, 2018 with the Securities and Exchange Commission (the “Prior 8-K”), on September 24, 2018, Ascent and Monitronics International, Inc. (“MONI”), its wholly owned subsidiary, entered into a Transaction Support Agreement (the “Support Agreement”) with certain holders (the “Consenting Noteholders”) collectively owning or controlling not less than $380 million aggregate principal amount of MONI’s 9.125% Senior Notes due 2020 (the “Old MONI Notes”), representing approximately 65% of the outstanding Old MONI Notes, who have committed to support and fully participate in the proposed Transactions (as defined in the Support Agreement (and the term sheet annexed thereto (the “Term Sheet”)) filed as Exhibit 10.1 to the Prior 8-K).  The Support Agreement and the Term Sheet filed as Exhibit 10.1 to the Prior 8-K set forth the terms and conditions of the Transactions, as such terms and conditions have been modified by the First Amendment to the Support Agreement (as defined below). The Support Agreement, as amended by the First Amendment to the Support Agreement, is referred to in this Current Report on Form 8-K as the “Amended Support Agreement”.

On October 16, 2018, Ascent and MONI entered into the First Amendment to the Transaction Support Agreement with the Consenting Noteholders (the “First Amendment to the Support Agreement”) to, among other things, (i) change the Toggle Trigger Time (as defined in the Amended Support Agreement) to October 23, 2018, (ii) change the  Milestone (as defined in the Amended Support Agreement) related to the consummation of the Transactions to on or prior to December 12, 2018 and (iii) subject to certain conditions, provide that in the event there is a Dutch Auction Shortfall (as defined in the Amended Support Agreement), a portion of the Old MONI Notes that is tendered into the Unsecured Exchange (as defined in the Amended Support Agreement) by each Consenting Noteholder equal to such Consenting Noteholder’s respective Backstop Amount (as defined in the Amended Support Agreement) shall be deemed to have been validly tendered by such Consenting Noteholder in the Dutch Auction (as defined in the Amended Support Agreement), in lieu of having been tendered in the Unsecured Exchange, at a purchase price equal to $875 per $1,000 in principal amount of such Old MONI Notes; provided, however, that such deemed tender shall not affect the calculation of the Dutch Auction Price (as defined in the Amended Support Agreement) or the payment thereof for any other Old MONI Notes that are accepted and purchased by Ascent in the Dutch Auction.

The foregoing summary of the First Amendment to the Support Agreement is qualified in its entirety by reference to the text of the First Amendment to the Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Transaction Support Agreement, dated as of October 16, 2018, by and among Ascent, MONI and the Consenting Noteholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2018

ASCENT CAPITAL GROUP, INC.

	By:	/s/ William E. Niles
		Name:	William E. Niles
		Title:	Chief Executive Officer, General Counsel and Secretary